As filed with the Securities and Exchange Commission on January 31, 2006
Registration No. 333-128939

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HealthSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6324	20-1821898
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
44 Vantage Way, Suite 300
Nashville, TN 37228
(615) 291-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin M. McNamara
Executive Vice President and Chief Financial Officer
HealthSpring, Inc.
44 Vantage Way, Suite 300
Nashville, TN 37228
(615) 291-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Howard H. Lamar III, Esq. J. James Jenkins, Jr., Esq. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, TN 37238 (615) 742-6200	J. Gentry Barden, Esq. Senior Vice President and Corporate General Counsel HealthSpring, Inc. 44 Vantage Way, Suite 300 Nashville, TN 37228 (615) 291-7000	Paul T. Schnell, Esq. Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price(1)	Registration Fee(2)

Common stock, par value $.01 per share	$351,900,000	$40,864

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum offering price assumes an initial public offering price of $18.00 per share and includes $216.0 million attributable to shares that may be purchased by the underwriters from the Registrant and $135.9 million attributable to shares that may be purchased by the underwriters from the selling stockholders named in the Registration Statement, including shares that may be purchased by the underwriters from the selling stockholders upon exercise of the underwriters’ over-allotment option.
(2)	Previously paid.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
       HealthSpring, Inc. is filing this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-128939) solely for the purpose of filing Exhibits 1.1, 4.2, 5.1 and 23.2 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Number	Description

1.1	Underwriting Agreement
3.1	Form of Amended and Restated Certificate of Incorporation of HealthSpring, Inc. to become effective upon completion of this offering**
3.2	Form of Second Amended and Restated Bylaws of HealthSpring, Inc. to become effective upon completion of this offering**
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen of Common Stock Certificate
4.3	Registration Agreement, dated as of March 1, 2005, by and among HealthSpring, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., and each of the other stockholders of HealthSpring, Inc. whose names appear on the schedules thereto or on the signature pages or joinders to the Registration Rights Agreement**
4.4	Amended and Restated Stockholders Agreement, to be entered into by and among HealthSpring, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., and each of the other stockholders of HealthSpring, Inc. whose names appear on the schedules thereto or on the signature pages or joinders to the Stockholders Agreement**
5.1	Opinion of Bass, Berry & Sims PLC
10.1	Purchase and Exchange Agreement, dated as of November 10, 2004, by and among NewQuest, LLC, HealthSpring, Inc., NewQuest, Inc., the stockholders representative and each of the other stockholders of HealthSpring, Inc. whose names appear on the schedules or signature pages thereto, as amended**
10.2	Stock Purchase Agreement, dated as of March 1, 2005, among GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., and each of the other stockholders thereto**
10.3	Professional Services Agreement, dated March 1, 2005 among GTCR Golder Rauner II, L.L.C. and HealthSpring, Inc.**
10.4	Form of HealthSpring, Inc. Amended and Restated Restricted Stock Purchase Agreement**
10.5	HealthSpring, Inc. 2005 Stock Option Plan**
10.6	Form of Non-Qualified Stock Option Agreement (Option Plan)**
10.7	HealthSpring, Inc. 2006 Equity Incentive Plan**
10.8	Form of Non-Qualified Stock Option Agreement (Equity Incentive Plan)**
10.9	Form of Incentive Stock Option Agreement (Equity Incentive Plan)**
10.10	Form of Restricted Stock Award Agreement (Employees and Officers) (Equity Incentive Plan)**
10.11	Form of Restricted Stock Award Agreement (Directors) (Equity Incentive Plan)**
10.12	Amended and Restated Employment Agreement between Registrant and Herbert A. Fritch**
10.13	Amended and Restated Employment Agreement between Registrant and Jeffrey L. Rothenberger**
10.14	Amended and Restated Employment Agreement between Registrant and J. Murray Blackshear**
10.15	Amended and Restated Employment Agreement between Registrant and Kevin M. McNamara**
10.16	Form of Indemnification Agreement**
10.17	Contract H4454 between Centers for Medicare & Medicaid Services and HealthSpring of Tennessee, Inc.**
10.18	Contract H4513 between Centers for Medicare & Medicaid Services and Texas HealthSpring I, LLC**

Number	Description

10.19	Contract H0150 between Centers for Medicare & Medicaid Services and HealthSpring of Alabama, Inc.**
10.20	Contract H1415 between Centers for Medicare & Medicaid Services and HealthSpring of Illinois**
10.21	Contract H4407 between Centers for Medicare & Medicaid Services and HealthSpring of Tennessee, Inc. (d/b/a HealthSpring of Mississippi)**
10.22	Amended and Restated IPA Services Agreement dated March 1, 2003 by and between Texas HealthSpring, LLC and Renaissance Physician Organization, as amended**
10.23	Full-Service Management Agreement dated April 16, 2001 by and between GulfQuest, L.P. and Renaissance Physician Organization, as amended**
10.24	Agreement dated May 28,1993 between the Baptist Hospital and DST Health Solutions, Inc. (f/k/a CSC Healthcare Systems, Inc.), as amended**
10.25	Master Service Agreement dated June 13, 2003 between OAO HealthCare Solutions, Inc. and TexQuest, LLC, on behalf of GulfQuest, L.P.**
10.26	Credit Agreement dated as of March 1, 2005 among NewQuest, Inc., as borrower, HealthSpring, Inc. and the other guarantors party thereto, the lenders party thereto and UBS Securities LLC, as lead arranger and sole bookrunner, General Electric Capital Corporation, as syndication agent, LaSalle Bank National Association, as documentation agent, Bank of America, N.A., as documentation agent, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, and UBS Loan Finance LLC, as swingline lender**
21.1	Subsidiaries of the Registrant**
23.1	Consent of KPMG LLP**
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1	Power of attorney**
99.1	Consent of Russell K. Mayerfeld**
99.2	Consent of Robert Z. Hensley**

**	Previously filed.

(b)	Financial Statement Schedules
            The following financial statement schedule is filed as part of this registration statement.
                Schedule I — Condensed Financial Information of Registrant

Item 17.	Undertakings
       The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, as amended, HealthSpring, Inc. has duly caused this Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 30th day of January, 2006.

HEALTHSPRING, INC.

By:	/s/ J. Gentry Barden

J. Gentry Barden

Senior Vice President,

Corporate General Counsel

and Secretary

       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Herbert A. Fritch	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	January 30, 2006

* Kevin M. McNamara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 30, 2006

* Martin S. Rash	Director	January 30, 2006

* Joseph P. Nolan	Director	January 30, 2006

* Daniel L. Timm	Director	January 30, 2006

*/s/ J. Gentry Barden J. Gentry Barden Attorney-in-fact		January 30, 2006

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement
3.1	Form of Amended and Restated Certificate of Incorporation of HealthSpring, Inc. to become effective upon completion of this offering**
3.2	Form of Second Amended and Restated Bylaws of HealthSpring, Inc. to become effective upon completion of this offering**
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen of Common Stock Certificate
4.3	Registration Agreement, dated as of March 1, 2005, by and among HealthSpring, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., and each of the other stockholders of HealthSpring, Inc. whose names appear on the schedules thereto or on the signature pages or joinders to the Registration Rights Agreement**
4.4	Amended and Restated Stockholders Agreement, to be entered into by and among HealthSpring, Inc., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., and each of the other stockholders of HealthSpring, Inc. whose names appear on the schedules thereto or on the signature pages or joinders to the Stockholders Agreement**
5.1	Opinion of Bass, Berry & Sims PLC
10.1	Purchase and Exchange Agreement, dated as of November 10, 2004, by and among NewQuest, LLC, HealthSpring, Inc., NewQuest, Inc., the stockholders representative and each of the other stockholders of HealthSpring, Inc. whose names appear on the schedules or signature pages thereto, as amended**
10.2	Stock Purchase Agreement, dated as of March 1, 2005, among GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., and each of the other stockholders thereto**
10.3	Professional Services Agreement, dated March 1, 2005 among GTCR Golder Rauner II, L.L.C. and HealthSpring, Inc.**
10.4	Form of HealthSpring, Inc. Amended and Restated Restricted Stock Purchase Agreement**
10.5	HealthSpring, Inc. 2005 Stock Option Plan**
10.6	Form of Non-Qualified Stock Option Agreement (Option Plan)**
10.7	HealthSpring, Inc. 2006 Equity Incentive Plan**
10.8	Form of Non-Qualified Stock Option Agreement (Equity Incentive Plan)**
10.9	Form of Incentive Stock Option Agreement (Equity Incentive Plan)**
10.10	Form of Restricted Stock Award Agreement (Employees and Officers) (Equity Incentive Plan)**
10.11	Form of Restricted Stock Award Agreement (Directors) (Equity Incentive Plan)**
10.12	Amended and Restated Employment Agreement between Registrant and Herbert A. Fritch**
10.13	Amended and Restated Employment Agreement between Registrant and Jeffrey L. Rothenberger**
10.14	Amended and Restated Employment Agreement between Registrant and J. Murray Blackshear**
10.15	Amended and Restated Employment Agreement between Registrant and Kevin M. McNamara**
10.16	Form of Indemnification Agreement**
10.17	Contract H4454 between Centers for Medicare & Medicaid Services and HealthSpring of Tennessee, Inc.**
10.18	Contract H4513 between Centers for Medicare & Medicaid Services and Texas HealthSpring, LLC**
10.19	Contract H0150 between Centers for Medicare & Medicaid Services and HealthSpring of Alabama, Inc.**
10.20	Contract H1415 between Centers for Medicare & Medicaid Services and HealthSpring of Illinois**
10.21	Contract H4407 between Centers for Medicare & Medicaid Services and HealthSpring of Tennessee, Inc. (d/b/a HealthSpring of Mississippi)**

Number	Description

10.22	Amended and Restated IPA Services Agreement dated March 1, 2003 by and between Texas HealthSpring, LLC and Renaissance Physician Organization, as amended**
10.23	Full-Service Management Agreement dated April 16, 2001 by and between GulfQuest, L.P. and Renaissance Physician Organization, as amended**
10.24	Agreement dated May 28,1993 between the Baptist Hospital and DST Health Solutions, Inc. (f/k/a CSC Healthcare Systems, Inc.), as amended**
10.25	Master Service Agreement dated June 13, 2003 between OAO HealthCare Solutions, Inc. and TexQuest, LLC, on behalf of GulfQuest, L.P.**
10.26	Credit Agreement dated as of March 1, 2005 among NewQuest, Inc., as borrower, HealthSpring, Inc. and the other guarantors party thereto, the lenders party thereto and UBS Securities LLC, as lead arranger and sole bookrunner, General Electric Capital Corporation, as syndication agent, LaSalle Bank National Association, as documentation agent, Bank of America, N.A., as documentation agent, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, and UBS Loan Finance LLC, as swingline lender**
21.1	Subsidiaries of the Registrant**
23.1	Consent of KPMG LLP**
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1	Power of attorney**
99.1	Consent of Russell K. Mayerfeld**
99.2	Consent of Robert Z. Hensley**

**	Previously filed.